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                                                                      Exhibit 99

                                                               [FAIR ISAAC LOGO]

Contacts:   INVESTORS & ANALYSTS:
            Megan Forrester
            Fair Isaac Corporation
            (800) 213-5542
            investor@fairisaac.com

              FAIR ISAAC REPORTS FIRST QUARTER FISCAL 2004 RESULTS

                        15% Year-Over-Year Revenue Growth

SAN RAFAEL, Calif. -- January 26, 2004 -- Fair Isaac Corporation (NYSE:FIC), the leader in customer analytics and decision technology, today announced financial results for the first fiscal quarter ended December 31, 2003.

The company achieved first quarter revenues of $169.3 million in fiscal 2004 versus $146.7 million reported in the first quarter of fiscal 2003. Net income for the first quarter of fiscal 2004 totaled $28.8 million, or $0.59 per share on 49.2 million diluted shares outstanding, compared with net income of $19.8 million, or $0.38 per share on 52.2 million diluted shares outstanding reported in the same quarter last year.

"This quarter our team did an excellent job of implementing and executing on a number of growth strategies we recently adopted," said Tom Grudnowski, President and CEO of Fair Isaac. "In particular, our outstanding quarterly bookings are a good indication that our new Go-To-Market strategy seems to be working. Additionally, as seen with our recently announced IBM partnership, we continue to build relationships that will help leverage our growth both domestically and internationally."

The company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its first quarter results and provide guidance for fiscal 2004. The call can be accessed live on the Investor Relations' section of the company's Web site at www.fairisaac.com, and will be archived on the site immediately following the call.

-----------------

ABOUT FAIR ISAAC

Fair Isaac Corporation (NYSE:FIC) is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company's predictive modeling, decision analysis, intelligence management, decision management systems and consulting services power billions of mission-critical customer decisions a year. Founded in 1956, Fair Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce fraud and credit losses, lower operating expenses and enter new markets

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more profitably. Most leading banks and credit card issuers rely on Fair Isaac solutions, as do insurers, retailers, telecommunications providers, healthcare organizations and government agencies. Through the www.myfico.com Web site, consumers use the company's FICO(R) scores, the standard measure of credit risk, to manage their financial health. For more information, visit www.fairisaac.com.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements contained in this press release that relate to Fair Isaac or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the company's ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of acquisitions, including expected synergies, will not be realized and other risks described from time to time in Fair Isaac's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2003. If any of these risks or uncertainties materializes, Fair Isaac's results could differ materially from Fair Isaac's expectations in these statements. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.

Fair Isaac and FICO are trademarks or registered trademarks of Fair Isaac Corporation, in the United States and/or in other countries. Other product and company names herein may be trademarks of their respective owners.


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                             FAIR ISAAC CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                FOR THE QUARTERS ENDED DECEMBER 31, 2003 AND 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                      Quarter Ended
                                                       December 31,
                                                  ------------------------
                                                    2003           2002
                                                  ---------       --------
Revenues                                          $ 169,341       $146,732
                                                  ---------       --------
Operating expenses:
        Cost of revenues                             59,535         60,654
        Research and development                     16,401         17,247
        Selling, general and
           administrative                            41,783         32,183
        Amortization of intangible assets             4,067          3,262
        Restructuring and merger-related                (23)         2,010
                                                  ---------       --------
                 Total operating expenses           121,763        115,356
                                                  ---------       --------
Operating income                                     47,578         31,376
Other (expense) income, net                          (1,375)           802
                                                  ---------       --------
Income before income taxes                           46,203         32,178
Provision for income taxes                           17,442         12,389
                                                  ---------       --------
Net income                                        $  28,761       $ 19,789
                                                  =========       ========

Earnings per share:
        Basic                                     $    0.62       $   0.39
                                                  =========       ========
        Diluted                                   $    0.59       $   0.38
                                                  =========       ========

Shares used in computing earnings per share:
        Basic                                        46,549         50,162
                                                  =========       ========
        Diluted                                      49,158         52,173
                                                  =========       ========

                             FAIR ISAAC CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 2003 AND SEPTEMBER 30, 2003
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                               December 31,    September 30,
                                                   2003            2003
                                                ----------      ----------
ASSETS:
Current assets:
        Cash and investments                    $  515,889      $  505,351
        Receivables, net                           132,158         138,712
        Prepaid expenses and other current
           assets                                   21,518          23,809
                                                ----------      ----------
              Total current assets                 669,565         667,872

Investments                                        229,511         164,254
Property and equipment, net                         49,676          50,706
Goodwill and intangible assets, net                549,384         551,772
Other noncurrent assets                             58,579          60,569
                                                ----------      ----------
                                                $1,556,715      $1,495,173
                                                ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
       Accounts payable and other accrued
          liabilities                           $   54,011      $   40,939
       Accrued compensation and employee
          benefits                                  22,045          25,839
       Deferred revenue                             37,642          31,584
                                                ----------      ----------
           Total current liabilities               113,698          98,362

Senior convertible notes                           400,000         400,000
Convertible subordinated notes                     141,740         141,364
Other noncurrent liabilities                         5,982           5,905
                                                ----------      ----------
           Total liabilities                       661,420         645,631

Stockholders' equity                               895,295         849,542
                                                ----------      ----------
                                                $1,556,715      $1,495,173
                                                ==========      ==========



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                             FAIR ISAAC CORPORATION
                               REVENUES BY SEGMENT
                FOR THE QUARTERS ENDED DECEMBER 31, 2003 AND 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                    Quarter Ended
                                     December 31,
                                ----------------------
                                  2003          2002
                                --------      --------
Scoring solutions               $ 35,307      $ 34,168
Strategy machine solutions       103,261        85,367
Professional services             22,492        20,265
Analytic software tools            8,281         6,932
                                --------      --------
     Total revenues             $169,341      $146,732
                                ========      ========